Exhibit 10.1

PLAN OF LIQUIDATION AND DISSOLUTION

This Plan of Liquidation and Dissolution (the “Plan”), dated as of December 31, 2018, is entered into by and between ICON ECI Fund Sixteen, a Delaware statutory trust (the “Company”), and ICON MT 16, LLC, a Delaware limited liability company (the “Managing Owner”), and is intended to accomplish the complete liquidation and dissolution of the Company in accordance with applicable provisions of the Delaware Statutory Trust Act.

RECITALS

WHEREAS, the Company and the Managing Owner, among others, are parties to a Fourth Amended and Restated Trust Agreement, dated as of May 25, 2017 (the “Agreement”); and

WHEREAS, the Managing Owner has determined that it is in the best interest of the Company to complete the liquidation and dissolution of the Company pursuant to the adoption of this Plan; and

WHEREAS, in furtherance hereof, the Managing Owner shall (i) place all of the Company’s assets and liabilities, including any cash, in a liquidating trust (the “Liquidating Trust”), with ICON Capital, LLC as its managing trustee (the “Managing Trustee”), for the benefit of the holders of Class A and Class I shares of the Company (collectively, the “Shareholders”); and (ii) cause the Liquidating Trust, pursuant to the terms of a Liquidating Trust Agreement (the “Liquidating Trust Agreement”) by and among the Company, the Managing Trustee, and NRAI Services, LLC, as resident trustee (the “Resident Trustee” and, with the Managing Trustee, the “Trustees”), of even date herewith and attached as Exhibit A hereto, to distribute all of the net cash proceeds from the sale of assets of the Liquidating Trust and cash, less reserves for any contingent liabilities, to the beneficiaries of the Liquidating Trust; and

WHEREAS, pursuant to the terms of the Liquidating Trust Agreement, the Shareholders of the Company shall receive, in exchange for their respective Class A and/or Class I shares, a pro rata Class A and/or Class I beneficial interest in the Liquidating Trust, as applicable; and

WHEREAS, in furtherance of the liquidation and dissolution of the Company as described herein, the Managing Owner has adopted and approved this Plan.

NOW THEREFORE, the Managing Owner authorizes the following on behalf of the Company:

1.       The Company shall enter into, execute and deliver the Liquidating Trust Agreement with the Trustees.

2.       The Company shall enter into, execute and deliver to the Managing Trustee a Bill of Sale, Assignment, Acceptance and Assumption Agreement, which is attached hereto as Exhibit B (the “Bill of Sale”), which, together with related transfer instruments, shall transfer and assign to the Managing Trustee, on behalf of the Liquidating Trust, all right, title, interest in and to, and liabilities and obligations related to, all assets, including, but not limited to, any cash reserves and any other assets and liabilities held by the Company as of the date of such Bill of Sale. The assets in the Liquidating Trust shall be reserved, liquidated or distributed by the Managing Trustee in accordance with the terms of the Liquidating Trust Agreement.

3.       The Company shall continue to indemnify the Managing Owner and its officers, directors, managers, members, employees and agents in accordance with the Company’s Certificate of Trust, the Agreement and any contractual arrangements, for actions taken in connection with this Plan. The Managing Owner is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company’s obligations hereunder.

4.       If for any reason the Managing Owner determines that such action would be in the best interests of the Company, it may amend or modify the Plan and the actions contemplated hereunder without any further action or approval from the Shareholders.

5.       The Managing Owner shall cause the Company to file with the Secretary of State of the State of Delaware a Certificate of Cancellation, which cancels the Company’s Certificate of Trust.

6.       The Managing Owner shall take any and all other actions deemed required, necessary or desirable to complete the liquidation and dissolution of the Company, including, but not limited to, the execution and delivery of any and all agreements, certificates, instruments or other documents deemed required, necessary or desirable in connection therewith.

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IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first set forth above.

ICON ECI FUND SIXTEEN

By:	ICON MT 16, LLC
its Managing Owner

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer and Co-President

ICON MT 16, LLC

By:	/s/ Michael A. Reisner
Name: Michael A. Reisner
Title: Co-Chief Executive Officer and Co-President

EXHIBIT A

Liquidating Trust Agreement

EXHIBIT B

Bill of Sale, Assignment, Acceptance and Assumption Agreement